Exhibit 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated January 27, 2003 (except for Note 14, as to which the date is February 27, 2003), with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002:

Registration Statement Number	Description

33-40433	Form S-3, pertaining to the registration of 900,000 shares of the Company’s common stock.

33-58201	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-11207	Form S-3, pertaining to the registration of 1,679,840 shares of the Company’s Common Stock.

333-15133	Form S-3, pertaining to the Company’s Dividend Reinvestment and Stock Purchase Plan.

333-32829	Form S-8, pertaining to the Company’s Stock Purchase and Loan Plan.

333-44463	Form S-3, pertaining to the Company’s Dividend Reinvestment and Stock Purchase Plan.

333-48557	Form S-3, pertaining to the registration of 104,920 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-53401	Form S-3, pertaining to the registration of 1,528,089 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-58600	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-64281	Form S-3, pertaining to the registration of 849,498 shares of Common Stock, including rights to Purchase Series C Junior Participating Redeemable Preferred Stock.

333-72885	Form S-3, pertaining to the registration of 130,416 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-75897	Form S-8, pertaining to the Company’s 1999 Long Term Incentive Plan.

333-77107	Form S-3, pertaining to the registration of 1,023,732 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

Registration Statement Number	Description

333-77161	Form S-3, pertaining to the registration of 481,251 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-80279	Form S-8, pertaining to the Company’s 1999 Open Market Purchase Program.

333-82929	Form S-3, pertaining to the registration of 95,119 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-86808	Form S-3, pertaining to the registration of 12,307,692 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-101611	Form S-3, Shelf Registration Statement, pertaining to the registration of $1 billion of Common Stock, Preferred Stock and Debt Securities.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

March 24, 2003